UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

NewAge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

7158 S. FLSmidth Dr., Suite 250, Midvale UT 84047

(Address of principal executive offices) (Zip Code)

(801) 813-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to amend Item 8.01 of the Current Report on Form 8-K filed January 4, 2021 (the “Original Report”) by NewAge, Inc. (the “Company”) to correct disclosures regarding the Company’s sale of CBD-infused beverages. All of the other items in the Original Report are unchanged.

Item 8.01 Other Events.

Item 8.01 of the Original Report contained the following statement:

Company policy prohibits sales of CBD ingestible products in the U.S. until the sales can be made in compliance with all applicable laws. As part of its year-end procedures, the Company discovered cannabidiol (CBD)-infused beverages in its inventory. Further investigation revealed that the Company distributed CBD-infused beverages on behalf of third-party manufacturers without proper authorization. The Company distributed the CBD-infused beverages exclusively in the State of Colorado, resulting in revenues to the Company of less than $400,000 in 2020. Upon learning of the unauthorized distribution arrangements, the Company’s executive officers immediately notified the Company’s audit committee. The Company’s executive officers and audit committee caused the Company to immediately cease distribution of the beverages, return or destroy all remaining inventory, enhance internal controls procedures to prevent such distribution arrangements from being entered into without the knowledge of the Company’s executive officers, and institute new enhanced training for employees that emphasize the prohibition on distribution of CBD ingestible products in the U.S. The Company does not intend to market or sell CBD ingestible products in the U.S. until it can do so in compliance with all applicable laws.

An investigation conducted at the direction of the Nominating, Governance, and Sustainability Committee of the Company’s Board of Directors and completed in early 2022 determined that the Original Report contained untrue statements in that some of the CBD-infused beverages were manufactured on behalf of the Company and that the Company’s former Chief Executive Officer, Brent Willis, was aware that the Company’s Direct Store Distribution Division sold CBD-infused beverages in the U.S. from August 2019 through December 31, 2020. The investigation also found that while the Board of Directors had explicitly stated that no such products should be sold, there was no policy communicated to the Company’s employees prohibiting the sale of CBD ingestibles in the U.S. and that no enhanced training was provided to the Company’s employees.

The Company has implemented a policy prohibiting the sale of CBD ingestibles in the U.S. and will be providing enhanced training to the Company’s employees. The Company is taking measures to remediate the material weaknesses in internal control over financial reporting and disclosures that, in part, led to the misstatements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWAGE, INC.

Date: March 18, 2022	By:	/s/ Ed Brennan
Ed Brennan Interim Chief Executive Officer